UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 23, 2011

VOYAGER OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Montana	0-50848	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2718 Montana Ave., Suite 220
Billings, MT 59101
(Address of principal executive offices, including zip code)

(406) 245-4902
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 23, 2011, Voyager Oil & Gas, Inc. (the “Company”) exercised its option to extend the term on its $15 million principal amount of 12% senior secured promissory notes (the “Notes”) for an additional 12-month term. The Notes were issued in September 2010 and bear interest at the rate of 12% per annum, with interest payable monthly. The Notes are secured by a first priority security interest on all of the Company's assets, on a pari passu basis with each other. As a result of extending the term of the Notes, the Notes will mature in September 2012. In order to enter into the extension term, the Company paid an extension fee equal to two percent (2%) of the principal amount, or $300,000, to the holders of the Notes. During the 12-month extension term, the Company may pre-pay the Notes at any time without penalty.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER OIL & GAS, INC.

Date: September 27, 2011	By:	/s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Financial Officer